Exhibit (h)(5)(v)

EXECUTION COPY

BAILLIE GIFFORD FUNDS EXHIBIT H

FORM OF JOINDER AGREEMENT

JOINDER AGREEMENT NO. 2, dated as of December 26, 2018 (this “Joinder Agreement”), by and among each corporation and each trust listed on Schedule 1 hereto (the “Companies”) and The Bank of New York Mellon (the “Bank”).

RECITALS

A.                                    Reference is made to the Credit Agreement, dated as of May 1, 2017, among each corporation and each trust listed on Schedule 2 hereto and the Bank (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”).

B.                                    Each term defined in the Credit Agreement and not herein defined has the meaning ascribed thereto by the Credit Agreement when used herein.

NOW, THEREFORE, in consideration of the premises, the parties hereto agree as follows:

1.                                      Request.  Pursuant to Section 2.8(a) of the Credit Agreement, the Borrowers hereby request that (a) each corporation and each trust listed on Annex A hereto (each a “New Company”) be added as a “Company” for all purposes of the Loan Documents, and (b) each Series of a Company (including any New Company) listed on Annex B hereto (each a “New Fund”) be added as a “Fund” for all purposes of the Loan Documents.

2.                                      Joinder; Reaffirmation.

(a)                                 Each party hereto hereby agrees that on and as of the Joinder Effective Date (as defined below) (i) each New Company shall be deemed to be a “Company” for all purposes of the Loan Documents, (ii) each New Fund shall be deemed to be a “Fund” for all purposes of the Loan Documents, (iii) Schedule 1 to the Credit Agreement shall be automatically amended and restated in the form of Schedule 1 to this Joinder Agreement, and (iv) this Joinder Agreement shall be and become a “Loan Document”.

(b)                                 As of the Joinder Effective Date, each Company Borrower that is a New Company and each Series Borrower that is comprised of a New Fund (each of the foregoing, a “New Borrower”) hereby represents and warrants, to the extent applicable, that each of the representations and warranties contained in Article 4 of the Credit Agreement with respect to such New Borrower are true and correct in all respects on and as of the date hereof (after giving effect to this Joinder Agreement) as if made on and as of such date (unless any such representation and warranty relates to an earlier date, in which case such representation and warranty shall be true and correct in all respects as of such earlier date).

(c)                                  Each New Borrower hereby acknowledges that it has received a copy of each Loan Document.

3.                                      Effectiveness.  This Joinder Agreement shall become effective upon the first date that this Joinder Agreement shall have been executed and delivered by or on behalf of each existing Borrower, the Bank, and each New Borrower (the “Joinder Effective Date”).

4.                                      Binding Effect; Several Agreement.  All covenants, promises and agreements by or on behalf of any party hereto that are contained in this Joinder Agreement shall bind and inure to the benefit of each other party hereto and their respective successors and assigns.

5.                                      GOVERNING LAW. THIS JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

6.                                      Counterparts.  This Joinder Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one contract. Delivery of an executed counterpart of this Joinder Agreement by facsimile transmission or electronic transmission in “portable document format” shall be as effective as delivery of a manually executed counterpart of this Joinder Agreement.

7.                                      Headings.  Section headings used herein are for convenience of reference only, are not part of this Joinder Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Joinder Agreement.

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IN WITNESS WHEREOF, the undersigned have caused this Joinder Agreement to be duly executed as of the date first above written.

EACH CORPORATION AND EACH TRUST LISTED ON SCHEDULE 1 HERETO

By:	/s/ Lindsay Cockburn
Name:	Lindsay Cockburn
Title:	Treasurer

THE BANK OF NEW YORK MELLON

By:	/s/ Richard G. Shaw
Name:	Richard G. Shaw
Title:	Vice President

Annex A

List of New Companies

N/A

Annex B

List of New Funds

The International Smaller Companies Fund

Schedule 1

List of Companies, Funds, Administrators, Auditors and Custodians

Company	Fund	Administrator	Auditor	Custodian
Baillie Gifford Funds	The International Equity Fund	The Bank of New York Mellon	Prior to September 18, 2017: BBD, LLP September 18, 2017: BBD, LLP or Cohen & Company As of and following September 19, 2017: Cohen & Company	The Bank of New York Mellon
	The EAFE Fund	The Bank of New York Mellon	Prior to September 18, 2017: BBD, LLP September 18, 2017: BBD, LLP or Cohen & Company As of and following September 19, 2017: Cohen & Company	The Bank of New York Mellon
	The EAFE Choice Fund	The Bank of New York Mellon	Prior to September 18, 2017: BBD, LLP September 18, 2017: BBD, LLP or Cohen & Company As of and following September 19, 2017: Cohen & Company	The Bank of New York Mellon
	The EAFE Pure Fund	The Bank of New York Mellon	Prior to September 18, 2017: BBD, LLP September 18, 2017: BBD, LLP or Cohen & Company As of and following September 19, 2017: Cohen & Company	The Bank of New York Mellon
	The Long Term Global Growth Equity Fund	The Bank of New York Mellon	Prior to September 18, 2017: BBD, LLP	The Bank of New York Mellon

Company	Fund	Administrator	Auditor	Custodian
September 18, 2017: BBD, LLP or Cohen & Company As of and following September 19, 2017: Cohen & Company
	The Global Alpha Equity Fund	The Bank of New York Mellon	Prior to September 18, 2017: BBD, LLP September 18, 2017: BBD, LLP or Cohen & Company As of and following September 19, 2017: Cohen & Company	The Bank of New York Mellon
	The Emerging Markets Fund	The Bank of New York Mellon	Prior to September 18, 2017: BBD, LLP September 18, 2017: BBD, LLP or Cohen & Company As of and following September 19, 2017: Cohen & Company	The Bank of New York Mellon
	The International Choice Fund	The Bank of New York Mellon	Prior to September 18, 2017: BBD, LLP September 18, 2017: BBD, LLP or Cohen & Company As of and following September 19, 2017: Cohen & Company	The Bank of New York Mellon
	The U.S. Equity Growth Fund	The Bank of New York Mellon	Prior to September 18, 2017: BBD, LLP September 18, 2017: BBD, LLP or Cohen & Company As of and following September 19, 2017: Cohen & Company	The Bank of New York Mellon
	The Asia Ex Japan Fund	The Bank of New York Mellon	Prior to September 18, 2017: BBD, LLP September 18, 2017: BBD, LLP or	The Bank of New York Mellon

Company	Fund	Administrator	Auditor	Custodian
Cohen & Company As of and following September 19, 2017: Cohen & Company
	The Global Select Equity Fund	The Bank of New York Mellon	Cohen & Company	The Bank of New York Mellon
	The International Concentrated Growth Fund	The Bank of New York Mellon	Cohen & Company	The Bank of New York Mellon
	The Multi Asset Fund	The Bank of New York Mellon	Cohen & Company	The Bank of New York Mellon
	The Positive Change Equity Fund	The Bank of New York Mellon	Cohen & Company	The Bank of New York Mellon
	The International Smaller Companies Fund	The Bank of New York Mellon	Cohen & Company	The Bank of New York Mellon

Schedule 2

List of Companies

Baillie Gifford Funds